Exhibit 10.1

AMENDMENT TO SHARE PURCHASE AGREEMENT

This AMENDMENT TO SHARE PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of June 26, 2024, by and among, Blue World Acquisition Corporation, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), TOYO Co., Ltd, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“PubCo”) and NOTAM Co., Ltd., a Japanese corporation (the “Buyer”). Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Share Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company, PubCo and the Buyer are parties to a certain Share Purchase Agreement as of March 6, 2024 (the “Share Purchase Agreement”);

WHEREAS, in connection with and in addition to the PIPE Closing, on the terms and subject to the conditions set forth in the Share Purchase Agreement, the Buyer desires to purchase from PubCo, and PubCo wishes to issue and sell to the Buyer, additional ordinary shares of PubCo, par value $0.0001 per share (the “PubCo Ordinary Shares”) in a private placement exempt from registration pursuant to Regulation S under the Securities Act after the Merger Closing.

WHEREAS, in accordance with the terms of Section 7.08 of the Share Purchase Agreement, the Company, PubCo and the Buyer desire to amend the Share Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, PubCo and the Buyer agree as follows:

1. Amendment to the Share Purchase Agreement

(a) The following section shall hereby be inserted following Section 1.06 of the Share Purchase Agreement as Section 1.07 of the Share Purchase Agreement:

“Section 1.07 Potential Issuance of PubCo Ordinary Shares.

(a)	PubCo agrees to grant the Buyer certain rights to subscribe for additional PubCo Ordinary Shares after the Merger Closing, conditioned on the completion of the PIPE Closing and the Merger Closing, on the following terms and conditions:

(i)	In the event that, the average closing price of each PubCo Ordinary Share with respect to all trading days in July 2024, as determined by the closing price of each PubCo Ordinary Share reported by Bloomberg or, if not available on Bloomberg, the closing price reported by Morningstar (the “Closing Price”), is below $10.00 per share (such average Closing Price, the “First Tranche Average Closing Price”), the Buyer may, by delivering a written notice to PubCo pursuant to Section 1.07(b) hereof following the last trading day in July 2024 (the “First Tranche Cut-off Date”), elect to purchase from PubCo at a total purchase price of $100 such number of PubCo Ordinary Shares (“First Tranche Additional Shares”) calculated as below:

Number of First Tranche Additional Shares = (6,000,000/First Tranche Average Closing Price - 600,000) x Share Held Ratio X.

Shares Held Ratio X = Number of Remaining Converted Shares held by Buyer as of the First Tranche Cut-off Date /600,000.

Notwithstanding the foregoing, the maximum number of First Tranche Additional Shares that the Buyer is entitled to subscribe for under this Agreement shall not exceed 500,000. “Remaining Converted Shares” means the remaining Converted Shares (determined on a first-in-first-out basis) that were acquired by the Buyer pursuant to Section 1.01 of this Agreement, excluding any other PubCo Ordinary Shares acquired by the Buyer upon and following the Merger Closing, in the open market, from any other parties, or pursuant to this Section 1.07.

(ii)	In the event that the average Closing Price with respect to all trading days in July 2024 and August 2024 is below $10.00 per share (the “Second Tranche Average Closing Price”), the Buyer may, by delivering a written notice to PubCo pursuant to Section 1.07(b) hereof following the last trading day in August 2024 (the “Second Tranche Cut-off Date”), purchase from PubCo at a total purchase price of $100 such number of PubCo Ordinary Shares (“Second Tranche Additional Shares”) calculated as below:

Number of Second Tranche Additional Shares = (6,000,000/Second Tranche Average Closing Price - 600,000 - First Tranche Additional Shares) x Share Held Ratio Y.

Shares Held Ratio Y = Number of Remaining Converted Shares held by the Buyer as of the Second Tranche Cut-off Date/600,000.

Notwithstanding the foregoing, the maximum number of Second Tranche Additional Shares that the Buyer is entitled to subscribe for under the Share Purchase Agreement shall equal to 500,000 minus the number of the First Tranche Additional Shares.

(iii)	In the event that the average Closing Price with respect to all trading days in July 2024 through September 2024 is below $10.00 per share (the “Third Tranche Average Closing Price”), the Buyer may, by delivering a written notice to PubCo pursuant to Section 1.07(b) hereof following the last trading day in September 2024 (the “Third Tranche Cut-off Date” and together with the Frist Tranche Cut-off Date and the Second Tranche Cut-off Date, each a “Cut-off Date”), purchase from PubCo at a total purchase price of $100 such number of PubCo Ordinary Shares (“Third Tranche Additional Shares” and together with the First Tranche Additional Shares and the Second Tranche Additional Shares, collectively, the “Additional Shares”) calculated as below:

Number of Third Tranche Additional Shares = (6,000,000/ Third Tranche Average Closing Price - 600,000 - First Tranche Additional Shares – Second Tranche Additional Shares) x Share Held Ratio Z

Shares Held Ratio Z = Number of Remaining Converted Shares held by the Buyer as of the Third Tranche Cut-off Date/600,000

Notwithstanding the foregoing, the maximum number of Third Tranche Additional Shares that the Buyer is entitled to subscribe for under the Share Purchase Agreement shall equal to 500,000 minus the sum of number of the First Tranche Additional Shares and the Second Tranche Additional Shares. For the avoidance of doubt, the aggregated number of the Additional Shares that the Buyer is entitled to subscribe pursuant to Section 1.07 shall not exceed 500,000.

All prices and numbers referenced in this Section 1.07 shall be subject to appropriate adjustments for share splits, share dividends, reorganizations, recapitalizations and the like.

(b)	Election and Records.

(i)	To the extent the Buyer intends to exercise its rights under this Section 1.07, Buyer shall provide written notice to PubCo (the “Election Notice”) stating the number of Additional Shares it intends to purchase within five (5) trading days following each applicable Cut-off Date, together with a certificate signed by the Chief Executive Officer or other authorized officers or directors of the Buyer which certifies the number of Remaining Converted Shares held by the Buyer as of the applicable Cut-off Date. In the event that the Buyer fails to deliver the Election Notice within five (5) trading days following the applicable Cut-off Date, the Buyer’s right to purchase the First Tranche Additional Shares, the Second Tranche Additional Shares or the Third Tranche Additional Shares, as applicable, shall automatically terminate and be null and void, without further action on the part of any party hereto.

(ii)	The Buyer shall maintain records in all material aspects on the trading activities (including any purchase, sale or other transaction to acquire, transfer or dispose of securities, as well as market option exercises, gifts or other contributions) conducted in the Buyer’s name or on behalf of the Buyer with respect to PubCo Ordinary Shares (the “TOYO Share Trading Records”).

(iii)	In the event that PubCo has any doubt as to the number of Remaining Converted Shares held by the Buyer provided in the Election Notice, PubCo has the rights to request the Buyer make available the TOYO Share Trading Records for the period commencing from the Merger Closing till such Cut-off Date, as applicable, for inspection by PubCo.

(c)	Share Delivery. PubCo shall, no later than five (5) trading days from the receipt of the Qualification Notice, subject to Section 1.07(b), issue and deliver to the Buyer the Additional Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book-entry form, against the receipt of the purchase price for such Additional Shares from the Buyer.

(d)	Restrictive Legend. The share certificate representing the Additional Shares shall be endorsed with the following legend:

‘THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.’

(e)	Assignment of Rights. Notwithstanding anything to the contrary herein, Buyer’s rights under this Section 1.07 may not be assigned without the prior written consent of PubCo.”

(b) Section 3.03 of the Share Purchase Agreement shall hereby be amended and restated in its entirety as follows:

“Section 3.03 Authorization for the Subject Shares. The Additional Shares and the Converted Shares (collectively, “Subject Shares”) have been duly authorized and when issued and delivered to the Buyer against full payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Agreement or applicable securities laws or that incurred by the Buyer) and will not have been issued in violation of or subject to any preemptive or similar rights created under PubCo’s organizational documents”

(c) Section 4.04 of the Share Purchase Agreement shall hereby be amended and restated in its entirety as follows:

“Section 4.04 No U.S. Person. The Buyer is not a “U.S. person” as defined in Rule 902 of Regulation S. The Buyer is not acquiring the PIPE Shares or the Additional Shares for the account or benefit of any U.S. person as defined in Rule 902 of Regulation S or with a view to distribution. The Buyer was not formed for the purpose of acquiring the PIPE Shares or the Additional Shares. No subscription, application or agreement in connection with the PIPE Shares or the Additional Shares was executed or delivered by the Buyer in the United States.”

(d) Section 4.06 of the Share Purchase Agreement shall hereby be amended and restated in its entirety as follows:

“Section 4.06 Securities Law Compliance. The Buyer understands that the PIPE Shares and the Additional Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act. The Buyer understands that until registered under an effective registration statement, the PIPE Shares of the Company (or the Converted Shares upon conversion) and the Additional Shares of PubCo may not be resold, transferred, pledged or otherwise disposed of by the Buyer absent an effective registration statement under the Securities Act except (i) with respect to the PIPE Shares, to the Company or a subsidiary thereof, with respect to the Subject Shares, to PubCo or a subsidiary thereof, (ii) to non-U.S. persons as defined in Rule 902 of Regulation S pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the PIPE Shares and the Additional Shares shall contain a legend or restrictive notation to such effect. The Buyer understands and agrees that the PIPE Shares and the Additional Shares, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, the Buyer may not be able to readily resell the PIPE Shares or the Additional Shares and may be required to bear the financial risk of an investment in the PIPE Shares for an indefinite period of time. The Buyer understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the PIPE Shares or the Additional Shares. The Buyer understands that, because the Company is a shell corporation, the Buyer will not be eligible to use Rule 144 promulgated under the Securities Act for at least one year after “Form 10” information relating to the Merger has been filed with the SEC. The Buyer understands that the PIPE Shares and the Additional Shares will be issued in book entry form.”

(e) Section 4.07 of the Share Purchase Agreement shall hereby be amended and restated in its entirety as follows:

“Section 4.07 Risks of Investment.

(a)	The Buyer acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the PIPE Shares and the Additional Shares, including those set forth in the Company’s filings or PubCo’s filings with the SEC, as applicable. The Buyer is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the PIPE Shares and the Additional Shares, and the Buyer has sought such accounting, legal and tax advice as the Buyer has considered necessary to make an informed investment decision. Alone, or together with any professional advisor(s), the Buyer has considered the risks of an investment in the PIPE Shares and the Additional Shares and determined that the PIPE Shares and the Additional Shares are a suitable investment for the Buyer and that the Buyer is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Buyer’s investment in the Company or PubCo, as applicable.

(b)	The Buyer acknowledges specifically that a possibility of total loss exists. In making its decision to purchase the PIPE Shares and the Additional Shares, the Buyer has relied solely upon independent investigation made by the Buyer and the representations and warranties of the Company and PubCo set forth herein. Without limiting the generality of the foregoing, the Buyer has not relied on any projections or forecasts of future results of operations. Buyer acknowledges and agrees that Buyer had access to, and an adequate opportunity to review, financial and other information as Buyer deems necessary in order to make an investment decision with respect to the PIPE Shares and the Additional Shares.

(c)	The Buyer understands and agrees that no federal or state agency has passed upon or endorsed the merits of this offering of the PIPE Shares and the Additional Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the information provided to the Buyer.”

(f) The introduction of Section 5.01 of the Share Purchase Agreement shall hereby be amended and restated in its entirety as follows:

“PubCo hereby agrees with the Buyer or its permitted transferees (collectively, the “Holders”) that with respect to the Converted Shares, at any time after the Merger Closing, and with respect to the Additional Shares, at any time after the delivery of such Additional Shares, if and only if the Subject Shares have not been registered in the Registration Statement, PubCo shall, within forty-five (45) days of receipt of such written notice (the “Demand Notice”), file a registration statement under the Securities Act providing for the proposed resale of such Subject Shares (the “Requested Shares”), all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Shares; provided that PubCo shall not be obligated to effect any such registration under any one of the following conditions:”

(g) Section 5.01(e) of the Share Purchase Agreement shall hereby be amended and restated in its entirety as follows:

“PubCo shall not be required to register any shares pursuant to this Section 5.01 or Section 5.02 which are not Registrable Shares. “Registrable Shares” shall mean the Subject Shares, provided, however, that ordinary shares will cease to be Registrable Shares when (A) they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or disposed of pursuant to Rule 144, (B) they are or may be freely traded without registration pursuant to Rule 144, or (C) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by PubCo and PubCo shall not have “stop transfer” instructions against them.”

(h) The first sentence of Section 5.02 of the Share Purchase Agreement shall hereby be amended and restated in its entirety as follows:

“PubCo hereby agrees with the Holders that at any time after the Merger Closing, if PubCo shall determine to proceed with the preparation and filing of a new registration statement under the Securities Act in connection with a proposed offer and sale of any of its securities by it or any of its security holders other than a registration statement on Form F-4, F-8 or other limited purpose form, if and only if the Subject Shares have not been registered in the Registration Statement, PubCo will give written notice of its determination to all Holders.”

(i) The second sentence of Section 5.02 of the Share Purchase Agreement shall hereby be amended and restated in its entirety as follows:

“Upon the written request from any Holders (the “Requesting Piggyback Holders”), within 10 days after their receipt of any such notice from PubCo, PubCo will, except as herein provided, cause all of the Subject Shares covered by such request (the “Requested Piggyback Shares”) held by the Requesting Piggyback Holders to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Piggyback Shares.”

(j) The fourth sentence of Section 5.02 of the Share Purchase Agreement shall hereby be amended and restated in its entirety as follows:

“In such event, the Requesting Piggyback Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling shareholders; provided, that the representations by the Requesting Piggyback Holders shall be limited to matters relating to its ownership or the Subject Shares being registered and related matters”

(k) The last sentence of Section 5.03 of the Share Purchase Agreement shall hereby be amended and restated in its entirety as follows:

“Failure to do so will at minimum result in exclusion of such Holders’ Subject Shares from the registration statement.”

(l) The last sentence of Section 5.04(b) of the Share Purchase Agreement shall hereby be amended and restated in its entirety as follows:

“Fees and disbursements of counsel and accountants for the Holders and any other expenses incurred by the Holders not expressly included above, including any underwriting discounts and selling commissions or other amounts payable to underwriter(s) or broker(s) in connection with the sale or disposition of the Holders’ Subject Shares, shall be borne by the Holders or the applicable Holders (as the case may be) on a pro rata basis.”

(m) The introduction of Section 4.09 of the Share Purchase Agreement shall hereby be amended and restated in its entirety as follows:

“To the best of the Buyer’s knowledge, none of: (i) the Buyer; (ii) any person controlling or controlled by the Buyer; (iii) any person having a beneficial interest in the Buyer; or (iv) any person for whom the Buyer is acting as agent or nominee in connection with the purchase of the PIPE Shares or the Additional Shares:”

(n) Section 7.09 of the Share Purchase Agreement shall hereby be amended and restated in its entirety as follows:

“Section 7.09 Further Assurances. If at any time any of the parties hereto shall consider or be advised that any further documents or actions are necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the PIPE Shares or the Additional Shares or under or otherwise pursuant to this Agreement, the parties hereto shall execute and deliver such further documents or take such actions and provide all assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the PIPE Shares or the Additional Shares or under or otherwise pursuant to this Agreement”

2. Effectiveness of Amendment. Upon the execution and delivery hereof, the Share Purchase Agreement shall thereupon be deemed to be amended as set forth herein and with the same effect as if the amendments made hereby were originally set forth in the Share Purchase Agreement, and this Amendment and the Share Purchase Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the Share Purchase Agreement. Upon the effectiveness of this Amendment, each reference in the Share Purchase Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Share Purchase Agreement shall refer to the Share Purchase Agreement as amended by this Amendment.

3. General Provisions

(a) Miscellaneous. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment may be executed and delivered by facsimile or PDF transmission. The terms of Article 7 of the Share Purchase Agreement shall apply to this Amendment, as applicable.

(b) Share Purchase Agreement in Effect. Except as specifically and explicitly provided for in this Amendment, the Share Purchase Agreement shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth on the first page of this Amendment.

Blue World Acquisition Corporation

By:	/s/ Liang Shi
Name:	Liang Shi
Title:	Chief Executive Officer and Director

TOYO Co., Ltd

By:	/s/ RYU Junsei
Name:	RYU Junsei
Title:	Director

NOTAM Co., Ltd.

By:	/s/ Miki Harada
Name:	Miki Harada
Title:	Representative Director

Address:	2-25-22-204, Kohinata,
Bun kyo-ku, Tokyo, Japan

[Signature Page to the Amendment to Share Purchase Agreement]